SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2001

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

10735 Willows Road NE, Redmond, WA 98052 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant's telephone number, including area code)

Item 5.	Other Events.

(a)     On January 3, 2002, Metawave Communications Corporation (the "Registrant") issued a press release announcing the closing of the $20 million equity financing from Oak Investment Partners. The full text of the Registrant's press release issued in connection with the foregoing is filed as Exhibit 99.1 to this Current Report on 8-K and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated January 3, 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: January 3, 2002	By: /s/ Kathryn Surace-Smith Kathryn Surace-Smith Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Press Release dated January 3, 2002.